SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2004

INTEGRA BANK CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	0-13585	35-1632155

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 S. E. Third Street
P. O. Box 868
Evansville, Indiana 47705-0868

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (812) 464-9677

Not Applicable

(Former name or former address, if changed since last report)

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)	Exhibits

99(a)	Press Release, dated April 19, 2004.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

     On April 19, 2004, Integra Bank Corporation (the “Corporation”) reported its results of operations for the quarter ended March 31, 2004. The Corporation’s earnings release for the quarter is attached as Exhibit 99(a) and the information set forth therein is incorporated herein by reference and constitutes a part of this report.

     The press release furnished herewith, uses the non-GAAP financial measures of adjusted non-interest income, which represents non-interest income, less securities gains, and adjusted non-interest expense, which represents non-interest expense, less debt extinguishment expenses. The press release includes a table which reconciles adjusted non-interest income and adjusted non-interest expenses, respectively, to the most directly comparable GAAP financial measures.

     The press release furnished herewith, also uses the non-GAAP financial measure of net operating income, which represents net income, less securities gains, after tax and debt extinguishment expense, after tax. The press release includes a table which reconciles net operating income to the most directly comparable GAAP financial measure.

     The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of the Corporation’s core business activities, unaffected by the fluctuations caused by securities transactions and debt prepayments, and are useful to investors for comparative purposes. There are no additional purposes for which management uses these non-GAAP financial measures.

     The information in this Current Report on Form 8-K, including the attached exhibit, is being furnished to the Securities and Exchange Commission and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Furthermore, the information contained in this Current Report on Form 8-K shall not be deemed to be incorporated by reference into any registration statement or other document filed with the Securities and Exchange Commission by the Corporation.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 19, 2004
INTEGRA BANK CORPORATION

	By:	/s/ Charles A. Caswell

Charles A. Caswell
Executive Vice President and
Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
99(a)	Press Release, dated April 19, 2004.

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